Exhibit 10.1

Exhibit A

VOTING AGREEMENT

          VOTING AGREEMENT, dated as of October 10, 2006 (this “Agreement”), among SANDY SPRING BANCORP, INC., a Maryland corporation and a registered bank holding company (“Bancorp”), and each shareholder who is a signatory hereto (each a “Potomac Shareholder”, and collectively, the “Potomac Shareholders”).

          WHEREAS, concurrently with the execution and delivery of this Agreement, Bancorp, Sandy Spring Bank, a Maryland bank and trust company and a wholly owned subsidiary of Bancorp (the “Bank”), and Potomac Bank of Virginia, a Virginia bank (“Potomac”) are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that Potomac will merge with and into the Bank (the “Merger”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

          WHEREAS, as of the date hereof, each Potomac Shareholder is the record and Beneficial Owner of the number of Shares and Potomac Options set forth opposite such Potomac Shareholder’s name on Schedule I hereto.

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Bancorp has required that the Potomac Shareholders agree, and the Potomac Shareholders have agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1. Definitions. For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” as within the meanings of Section 13(d)(3) of the Exchange Act.

(b) “Potomac Options” shall mean all outstanding options to purchase shares of Potomac Common Stock under the Potomac Stock Option Plan or otherwise.

(c) “Material Adverse Effect” shall mean any change, event, circumstance, occurrence or effect that (i) either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the Merger and/or the transactions contemplated by this Agreement and/or the Merger Agreement or (ii) does or is reasonably likely to adversely effect the ability of any Person to perform its obligations under this Agreement and/or the Merger Agreement or to consummate the transactions contemplated hereby or thereby.

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(d) “Shares” shall mean all of the shares of Potomac Common Stock Beneficially Owned by a Potomac Shareholder on the date hereof, together with any additional shares of Potomac Common Stock acquired by a Potomac Shareholder after the date hereof and prior to the Effective Time (including, without limitation, shares acquired by way of exercise of Potomac Options or other rights to purchase shares of Potomac Common Stock or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split or otherwise). In the event of a stock dividend or distribution, or any change in the Potomac Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Schedule I hereto sets forth opposite each Potomac Shareholder’s name the number of Shares and Potomac Options Beneficially Owned by such Potomac Shareholder.

          SECTION 2. Agreement to Vote Shares. Each Potomac Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement, at any meeting of the shareholders of Potomac, however called, or in connection with any written consent of the shareholders of Potomac, such Potomac Shareholder shall vote (or cause to be voted) all Shares held of record or Beneficially Owned by such Potomac Shareholder, whether currently owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by Potomac of the Merger Agreement, and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Potomac under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Bancorp, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Potomac; (B) a sale, lease or transfer of a material amount of assets of Potomac, or a reorganization, recapitalization, dissolution or liquidation of Potomac; (C) (1) any change in a majority of the persons who constitute the board of directors of Potomac; (2) any change in the present capitalization of Potomac or any amendment of Potomac’s Articles of Incorporation or Bylaws; (3) any other material change in Potomac’s corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay or postpone the Merger or otherwise have a Material Adverse Effect. Each Potomac Shareholder agrees that it shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violate any of the provisions and agreements contained in this Section 2. Each Potomac Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

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          SECTION 3. Grant of Proxy. Each Potomac Shareholder hereby grants to Bancorp a proxy to vote the Shares of such Potomac Shareholder solely as to the matters set forth in Section 2(i) through (iii). Each Potomac Shareholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of such proxy. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Potomac Shareholder, and any obligation of the Potomac Shareholders under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Potomac Shareholders.

          SECTION 4. Representations and Warranties; Other Covenants. Each Potomac Shareholder hereby represents and warrants to Bancorp and Bank as follows:

(a) Ownership of Shares and Potomac Options. Such Potomac Shareholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Shares and Potomac Options set forth opposite such Potomac Shareholder’s name on Schedule I hereto. On the date hereof, the Shares and Potomac Options set forth opposite such Potomac Shareholder’s name on Schedule I hereto constitute all of the Shares and Potomac Options (or other rights to acquire shares of Potomac Common Stock) owned of record and/or Beneficially Owned by such Potomac Shareholder. Such Potomac Shareholder has the requisite voting power and the requisite power and authority to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, the sole power of disposition, the sole power of conversion, the sole power to demand appraisal rights and the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and Potomac Options set forth opposite such Potomac Shareholder’s name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. Such Potomac Shareholder has the legal capacity, power and authority to enter into and perform all of such Potomac Shareholder’s obligations under this Agreement. This Agreement has been duly authorized and has been duly and validly executed and delivered by such Potomac Shareholder and constitutes a valid and binding agreement of such Potomac Shareholder, enforceable against such Potomac Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Potomac Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Potomac Shareholder of the transactions contemplated hereby.

(c) No Conflicts. That (i) no filing with, and no permit, authorization, consent or approval of, any third party (including, without limitation, any Governmental Authority) is necessary for the execution of this Agreement by such Potomac Shareholder and the consummation by such Potomac Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Potomac Shareholder, the consummation by such Potomac Shareholder of the transactions contemplated hereby or compliance by such Potomac Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Potomac Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Potomac Shareholder is a party or by which such Potomac Shareholder or any of such Potomac Shareholder’s properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Potomac Shareholder or any of such Potomac Shareholder’s properties or assets.

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(d) No Encumbrances. Such Potomac Shareholder’s Shares and Potomac Options (and the certificates representing such Shares and Potomac Options) are now, and at all times during the term hereof will be, held by such Potomac Shareholder, or by a nominee or custodian for the benefit of such Potomac Shareholder, free and clear of all liens, encumbrances, proxies, voting trusts or agreements, understandings or arrangements whatsoever, except for any such liens, encumbrances, proxies, agreements, understandings or arrangements arising hereunder. Such Potomac Shareholder hereby represents that any proxies or powers of attorney heretofore given in respect of such Potomac Shareholder’s Shares are not irrevocable, and that any such proxies or powers of attorney have been revoked.

(e) No Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of such Potomac Shareholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against such Potomac Shareholder or any of such Potomac Shareholder’s properties or assets that, individually or in the aggregate, could be expected to delay or impair such Potomac Shareholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Potomac Shareholder that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that, individually or in the aggregate, could reasonably be expected to have an adverse effect on such Potomac Shareholder’s ability to consummate the transactions contemplated by this Agreement.

(f) No Finder’s Fees. No broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement based upon arrangements made by or on behalf of such Potomac Shareholder except as set forth in the Merger Agreement.

(g) Reliance by Bancorp and Bank. Such Potomac Shareholder understands and acknowledges that Bancorp and Bank are entering into the Merger Agreement in reliance upon such Potomac Shareholder’s execution and delivery of this Agreement.

          SECTION 5. Stop Transfer; Other Covenants.

(a) Restriction on Transfer, Proxies and Non-Interference. Except as applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, each Potomac Shareholder agrees with, and covenants to, Bancorp and Bank that he, she or it shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, lien, encumbrance, assignment or other disposition of, any or all of such Potomac Shareholder’s Shares or Potomac Options or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that could make any representation or warranty of such Potomac Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Potomac Shareholder from performing such Potomac Shareholder’s obligations under this Agreement.

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(b) Stop Transfer. Each Potomac Shareholder agrees with, and covenants to, Bancorp and Bank that such Potomac Shareholder shall not request that Potomac register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Potomac Shareholder’s Shares, unless such transfer is made in compliance with this Agreement.

(c) No Solicitation. Subject to Section 7, each Potomac Shareholder agrees with, and covenants to, Bancorp and Bank that he, she or it shall not, in his, her or its capacity as Potomac Shareholder or otherwise, directly or indirectly, solicit (including by way of furnishing information), initiate, encourage, or respond to any inquiries or proposals by, or enter into any discussions or negotiations with, any Person (other than Bancorp or any affiliate of Bancorp) relating to any Takeover Proposal. If any Potomac Shareholder receives any such inquiry or proposal, then such Potomac Shareholder shall promptly inform Bancorp of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such inquiry or proposal. Each Potomac Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

(d) Waiver of Appraisal Rights. Each Potomac Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Potomac Shareholder may have.

(e) Further Assurances. From time to time, at Bancorp’s request and without further consideration, each Potomac Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and/or the Merger Agreement.

          SECTION 6. Termination. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.

          SECTION 7. Potomac Shareholder Capacity; No Limitations on Actions of Potomac Shareholder as Director or Member of Advisory Board. No Person executing this Agreement who is or becomes during the term hereof a director of Potomac (or a member of the Advisory Board of Potomac’s Board of Directors) makes any agreement or understanding herein in his or her capacity as such director or member. Each Potomac Shareholder signs solely in his or her capacity as the record and Beneficial Owner of, or the trustee of a trust whose beneficiaries are the Beneficial Owners of, such Potomac Shareholder’s Shares and Potomac Options. Accordingly, nothing in this Agreement is intended or shall be construed to require such Potomac Shareholder, in such Potomac Shareholder’s capacity as a director of Potomac or as a member of the Advisory Board of Potomac’s Board of Directors, to fail to act in accordance with the Potomac Shareholder’s fiduciary duties in his or her capacity as such director or member.

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          SECTION 8. Miscellaneous.

(a) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including without limitation the Merger Agreement with all Exhibits and Schedules thereto and all ancillary agreements contemplated thereby, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

(b) Certain Events. Notwithstanding any transfer of Shares or Potomac Options, each Potomac Shareholder shall remain liable for the performance of all obligations of such Potomac Shareholder under this Agreement.

(c) Assignment. No Potomac Shareholder may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Bancorp. Bancorp may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each Potomac Shareholder; provided, however, that Bancorp may assign, in its sole discretion and without the prior written consent of any Potomac Shareholder, its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Bancorp or to any lender of Bancorp and/or Bank. Subject to the preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

(d) Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Potomac Shareholders and Bancorp. Notwithstanding the foregoing, Schedule I hereto may be supplemented by Bancorp by adding the name of, and other relevant information concerning, any Potomac Shareholder of Potomac who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added Potomac Shareholder shall be treated as a “Potomac Shareholder” for all purposes of this Agreement.

(e) Waiver. At any time prior to the Effective Time, Bancorp may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the Potomac Shareholders, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Bancorp. Mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as, nor shall be construed as, a waiver, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

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(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          If to a Potomac Shareholder: At the applicable address set forth on Schedule I hereto.

          If to Bancorp or Bank, to:

Sandy Spring Bancorp, Inc.
17801 Georgia Avenue
Olney, Maryland 20832
Attn: Ronal E. Kuykendall
General Counsel & Secretary

with a copy to:

Dickstein Shapiro LLP
1825 Eye Street N.W.
Washington, DC 2006
Attention: Daniel L. Morgan, Esq.

(g) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

(h) Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of one remedy will not preclude the exercise of any other remedy. Each of the Potomac Shareholders recognizes and acknowledges that the Shares are unique and that a breach by such Potomac Shareholder of any covenants or agreements contained in this Agreement will cause Bancorp to sustain irreparable harm of a nature which would be difficult, if not impossible, to ascertain and for which Bancorp would not have an adequate remedy at law for money damages. Therefore, each of the Potomac Shareholders agrees that in the event of any such breach Bancorp shall be entitled to the remedy of specific performance of such covenants and agreements and to injunctive and other equitable relief, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach and enforcing specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

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(i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person or entity who or which is not a party hereto, nor shall it confer upon any other Person any rights or remedies hereunder.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

(k) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EACH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(m) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(n) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Blank, Signature Page Follows]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.

BANCORP:

SANDY SPRING BANCORP, INC.

By:	/s/ Hunter R. Hollar

	Name:	Hunter R. Hollar
	Title:	President and Chief Executive Officer

POTOMAC SHAREHOLDERS:

/s/ Thomas E. Burdette	/s/ John G. Colby

Thomas E. Burdette	John G. Colby

/s/ Stephen M. Cumbie	/s/ Thomas F. Dungan III

Stephen M. Cumbie	Thomas F. Dungan III

/s/ Patricia A. Ferrick	/s/ Marshall H. Groom

Patricia A. Ferrick	Marshall H. Groom

/s/ William A. Hamp III	/s/ Stephanie H. Ogle

William A. Hamp III	Stephanie H. Ogle

/s/ Gerald D. Pelano	/s/ William F. Roeder, Jr.

Gerald D. Pelano	William F. Roeder, Jr.

/s/ Daniel D. Rooney	/s/ Richard C. Stonbraker

Daniel D. Rooney	Richard C. Stonbraker

/s/ Craig S. Underhill	/s/ G. Lawrence Warren

Craig S. Underhill	G. Lawrence Warren